UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2006

Philadelphia Consolidated Holding Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22280	23-2202671
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania		19004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-617-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Two of the Company’s insurance subsidiaries (Philadelphia Indemnity Insurance Company and Philadelphia Insurance Company) have entered into the following four agreements, each of which is effective January 1, 2007 through December 31, 2007:

o A Casualty Excess of Loss Clash reinsurance agreement was entered into on December 29, 2006, which in the aggregate provides $18.0 million of coverage excess of $2.0 million. The reinsurer is Swiss Reinsurance America Corporation. The estimated annual cost of this reinsurance coverage is approximately $2.5 million, which could increase or decrease based on the level of earned premium subject to this agreement.

o A Property per Risk Excess of Loss reinsurance agreement was entered into on December 29, 2006, which provides $13.0 million of coverage in excess of $2.0 million with unlimited free reinstatements on the $3.0 million in excess of $2.0 million layer of this coverage, and one free reinstatement on the $10.0 million in excess of $5.0 million layer of this coverage. In addition, the agreement provides for terrorism coverage in the aggregate of $13.0 million excess of $2.0 million. The reinsurer is General Reinsurance Corporation. The estimated annual cost of this reinsurance coverage is approximately $13.7 million, which could increase or decrease based on the level of earned premium subject to this agreement.

o A Property per Risk Excess of Loss reinsurance agreement was entered into with various reinsurers which in the aggregate provides $35.0 million of coverage in excess of $15.0 million, and allows one reinstatement. In addition, the agreement provides for terrorism coverage in the aggregate of $35.0 million excess of $15.0 million. The participating reinsurers are Swiss Reinsurance America Corporation, for which an agreement was entered into on December 29, 2006, and Amlin Syndicate (AML #2001), Ascot Syndicate (RTH #1414), BRIT Syndicate (BRT #2987), Hannover Ruckversicherungs AG and QBE Reinsurance Corporation, for all of which an agreement was entered into on January 4, 2007. The estimated annual cost of this reinsurance coverage is approximately $2.6 million, which could increase or decrease based on the level of earned premium subject to this agreement.

o A Casualty Excess of Loss reinsurance agreement was entered into with various reinsurers on January 5, 2007, which provides $10.0 million of coverage in excess of $1.0 million for each loss occurrence, except in instances where the Company has written an umbrella policy, for which the coverage is $9.0 million in excess of $2.0 million for each loss occurrence. The participating reinsurers are Allied World Assurance Company, Ltd., Everest Reinsurance Company, Liberty Mutual Insurance Company, Odyssey America Reinsurance Corporation and Transatlantic Reinsurance Company. The estimated annual cost of this reinsurance coverage is approximately $73.5 million, which could increase or decrease based on the level of earned premium subject to this agreement, but will not be less than the minimum annual cost of $58.8 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.

January 5, 2007	By:	Craig P. Keller

Name: Craig P. Keller
Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer